EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements and related prospectuses:

(1) Registration Statement (Form S-3 No. 333-152165) pertaining to a registration to sell 2,641,032 shares of common stock by certain selling shareholders;

(2) Registration Statement (Form S-3 No. 333-111245) pertaining to a registration to sell 4,517,604 shares of common stock by certain selling shareholders;

(3) Registration Statement (Form S-8 No. 333-100157) pertaining to the 1996 Executive and Non-Qualified Stock Option Plan, the 2002 Equity Incentive Plan and the Employee Purchase Plan; and

(4) Registration Statement (Form S-8 No. 333-128120) pertaining to the Executive Nonqualified Excess Plan of our reports dated April 15, 2010, with respect to the consolidated financial statements of Kirkland’s, Inc. and with respect to the effectiveness of internal control over financial reporting of Kirkland’s, Inc., included in this Annual Report (Form 10-K) of Kirkland’s, Inc. for the year ended January 30, 2010.

/s/ Ernst & Young LLP

Memphis, Tennessee
April 15, 2010